Exhibit 99.24

UNAUDITED PROFORMA COMBINED FINANCIAL INFORMATION

On March 14, 2011, and subsequently amended on July 1, 2011 (as so amended, the “Pinnacle Agreement”), certain wholly-owned subsidiaries of AdCare Health Systems, Inc. (the “Company”) acquired (the “Pinnacle Acquisition”) from KMJ Management, LLC (“Seller”), pursuant to that certain Purchase and Sale Agreement, by and between Seller and Arkansas ADK, LLC, a wholly owned subsidiary of the Company (“Arkansas ADK”), certain land, buildings, improvements, furniture, fixtures, and equipment comprising: (i) Homestead Manor Nursing Home, a 94 bed skilled nursing facility located in Stamps, Arkansas (“Homestead Manor”); (ii) River Valley Health & Rehabilitation Center, a 117 bed skilled nursing facility located in Fort Smith, Arkansas (“River Valley Center”); (iii) Bentonville Manor, a 95 bed skilled nursing facility located in Bentonville, Arkansas (“Bentonville Manor”); (iv) Heritage Park Nursing Center, a 110 bed skilled nursing facility located in Rogers, Arkansas (“Heritage Park Center”); and (v) the home office property located at 7 Halsted Circle, Rogers, Arkansas 72756 (the “Home Office”).

On October 31, 2011 and pursuant to the terms of the Pinnacle Agreement, Rose Missouri Nursing, LLC, a wholly owned subsidiary of the Company, became the tenant and operator of the 90 bed skilled nursing facility located at 812 Old Exeter Road, Cassville, Missouri (the “Red Rose Facility” and, collectively with Homestead Manor, River Valley Center, Bentonville Manor and Heritage Park Center, the Home Office, the “Acquired Business”), as a result of entering into an Assignment of Lease and Landlord’s Consent with the landlord of the Red Rose Facility and an affiliate of Seller and an Operations Transfer Agreement with Seller.

Effective September 1, and November 1, 2011, the effective acquisition dates of the before mentioned facilities, through the operations transfer agreements, the Company obtained control of the Homestead Manor, River Valley Center, Bentonville Manor, Heritage Park Center, the Home Office, and the Red Rose facilities for a total purchase price of approximately $20,000,000.  The Company acquired selected assets, primarily the facility and related bed licenses, and assumed operating liabilities. The Company has incurred direct costs of approximately $247,600 for various acquisition related items.

Consideration paid by the Company in the acquisition of the Acquired Facilities was $20,000,000 in cash which was partially financed by approximately $14,600,000 of bank debt net of financing costs and other collateral accounts required (the “Metro” and “Private Bank” loans) and $2,400,000 of seller financing (“Seller Loan”). The following table summarizes the consideration transferred and the preliminary amounts of the assets acquired and recognized at fair value on the acquisition date:

Consideration Transferred:
Net proceeds from bank loans	$14,582,106
Net proceeds from seller loan	2,400,000
Cash from earnest money deposit	350,000
Cash	2,616,849
Total consideration transferred	$19,948,955
Assets Acquired:
Land	$1,010,100
Building	16,228,500
Equipment and Furnishings	796,400
Intangibles — Bed Licenses	1,965,000
Total identifiable net assets	20,000,000
Less: liabilities assumed	(51,045)
Total consideration	$19,948,955

To complete the acquisitions of Homestead Manor, River Valley Center, Bentonville Manor, Heritage Park Center, and the Home Office, on September 1, 2011, the Company issued two secured promissory bank notes, one totaling $3,600,000 with Metro Bank (“Metro”) and the other totaling $10,982,106 with The Private Bank (“Private Bank”). On October 14, 2011, the Company refinanced the Metro loan with Square 1 Bank (“Homestead USDA Loan”) for an aggregate principal of $3,600,000.

The (“Homestead USDA Loan”) loan matures on October 14, 2036 and accrues on the principal balance thereof at an annual variable rate equal to the published Wall Street Journal prime rate plus 1.0%, with a minimum rate of 5.75% adjusted each calendar quarter. The Homestead USDA Loan is secured by a first mortgage on the real property and improvements constituting Homestead Property (including Homestead Manor), a first priority security interest on all furnishings, fixtures, equipment, and inventory associated with Homestead Manor, and an assignment of all rents paid under any and all existing or future leases and rental agreements with respect to the real property. The USDA conditionally guaranteed 80% of all amounts owing under the Homestead USDA Loan and AdCare has unconditionally guaranteed all amounts owing under the Homestead USDA Loan.

The Private Bank loan matures on September 1, 2016, and accrues on the principal balance thereof at an annual variable rate equal to the greater of: (i) the per annum rate of interest equal to LIBOR plus 3.50%; or (ii) 6.0%. The interest rate on the Private Bank loan is adjusted on a monthly basis. The loan is secured by a first mortgage on the real property and improvements constituting each of Bentonville Manor, Heritage Park Center and River Valley Center and an assignment of all rents paid under any existing or future leases and rental agreements with respect to the foregoing properties.

To complete the acquisitions of the Red Rose Facility, on November 1, 2011, the Company paid cash totaling $500,000.

The following unaudited pro forma combined financial statements present the pro forma effect of the acquisitions of Homestead Manor, River Valley Center, Bentonville Manor, Heritage Park Center, the Home Office, and Red Rose by the Company on the Company’s historical financial position and results of operations. The fiscal year of the Company and the entities purchased is December 31.

The unaudited pro forma combined statements of operations for the six months ended June 30, 2011 and 2010 have been prepared as if the acquisition had occurred on January 1, 2010.  The unaudited pro forma combined balance sheet as of June 30, 2011 has been prepared as if the acquisition had occurred on that date.

The unaudited pro forma combined financial information is provided for informational purposes only.  The pro forma information is not necessarily indicative of what the Company’s financial position or results of operations actually would have been had the acquisition been completed at the dates indicated.  In addition, the unaudited pro forma combined financial information does not purport to project the future financial position or operating results of the Company.  No effect has been given in the unaudited pro forma combined statement of operations for synergistic benefits that may be realized through the combination of the two companies or the costs that may be incurred in integrating their operations.  The unaudited pro forma combined financial statements should be read in conjunction with the respective historical financial statements and notes thereto for the Company that are filed on Form 10-K with the Securities and Exchange Commission and the audited historical financial statements of Homestead Manor, River Valley Center, Bentonville Manor, Heritage Park Center, the Home Office, and Red Rose, which are included as Exhibits 99.3, and 99.2, respectively, in this Form 8-K/A.

The following unaudited pro forma combined financial information was prepared using the purchase method of accounting as required by ASC Topic 805, “Business Combinations”. The purchase price has been allocated to the assets acquired based upon management’s preliminary estimate of their fair values as of the date of acquisition.  Any differences between fair value of the consideration issued and the fair value of the assets acquired will be recorded as a gain on the acquisition.  The purchase price and fair value estimates for the purchase price allocation may be refined as additional information becomes available.

Unaudited Pro Forma Combined Balance Sheet

As of June 30, 2011

	AdCare Health Systems, Inc. and Subsidiaries (A)	Facilities Acquired from Pinnacle Acquisition (B)	To eliminate assets not acquired and liabilities not assumed (C)	Pinnacle Acquisition Proforma Adjustments (D)	Proforma Combined
ASSETS
Current Assets:
Cash	$5,660,797	$215,336	$(215,336)	$(2,616,849)	$3,043,948
Restricted cash	3,104,177	—	—	(350,000)	2,754,177
Accounts receivable:					—
Long-term care resident receivables, net	14,177,043	1,772,323	(1,772,323)	—	14,177,043
Management, consulting and development receivables, net	207,150	—	—	—	207,150
Other receivables	—	29,224	(29,224)	—	—
Inventories	—	40,836	(40,836)
Prepaid expenses and other	919,700	—	—	—	919,700
Total current assets	24,068,867	2,057,719	(2,057,719)	(2,966,849)	21,102,018

Restricted cash and investments	3,640,201	—	—	—	3,640,201
Property and equipment, net	56,632,391	5,163,631	(5,163,631)	18,035,000	74,667,391
Intangibles, net	22,807,450	—	—	1,965,000	24,772,450
Goodwill	2,679,482	—	—	—	2,679,482
Escrow deposits on acquisitions	790,000	—	—	—	790,000
Lease deposits	1,694,105	—	—	—	1,694,105
Other Assets	3,625,853	1,118,159	(1,118,159)	—	3,625,853
Total Assets	$115,938,349	$8,339,509	$(8,339,509)	$17,033,151	$132,971,500

LIABILITIES AND STOCKHOLDER’S EQUITY
Current Liabilities:
Current portion of notes payable and other debt	$8,073,620	$614,434	$(614,434)	$—	$8,073,620
Accounts payable	5,785,768	—	—	—	5,785,768
Accrued expenses	10,592,303	1,279,976	(1,279,976)	51,045	10,643,348
Total current liabilities	24,451,691	1,894,410	(1,894,410)	51,045	24,502,736

Notes payable and other debt, net of current portion	72,423,116	—	—	16,982,106	89,405,222
Derivative Liability	6,843,787	—	—	—	6,843,787
Other Liabilities	1,452,405	—	—	—	1,452,405
Deferred tax liability	412,963	—	—	—	412,963
Total liabilities	105,583,962	1,894,410	(1,894,410)	17,033,151	122,617,113

Stockholders’ equity:
Preferred stock, no par value; 1,000,000 shares authorized; no shares issued or outstanding	—	—	—	—	—
Common stock and additional paid-in capital, no par value; 29,000,000 shares authorized; 8,349,197 shares issued and outstanding	27,860,173	—	—	—	27,860,173
Accumulated (deficit) earnings	(17,711,036)	6,445,099	(6,445,099)	—	(17,711,036)
Total stockholders’ equity	10,149,137	6,445,099	(6,445,099)	—	10,149,137
Noncontrolling interest in subsidiaries	205,250			—	205,250
Total equity	10,354,387	6,445,099	(6,445,099)	—	10,354,387
Total liabilities and stockholders’ equity	$115,938,349	$8,339,509	$(8,339,509)	$17,033,151	$132,971,500

Unaudited Pro Forma Combined Statements of Operations

For the Six Months Ended June 30, 2011

	AdCare Health Systems, Inc. and Subsidiaries (A)	Facilities Acquired from Pinnacle Acquisition (B)	Proforma Adjustments		Proforma Combined

Revenues:
Patient care revenues	$65,335,661	$12,112,463	$—		$77,448,124
Management, consulting and development fee revenue	983,523	—	—		983,523
Total revenue	66,319,184	12,112,463	—		78,431,647

Expenses:
Payroll and related payroll costs	37,218,583	5,083,998	—		42,302,581
Other operating expenses	22,175,069	5,277,219	—		27,452,288
Lease expense	3,849,591	220,431	—		4,070,022
Depreciation and amortization	1,360,967	166,736	282,496	(C)	1,810,199
Salary retirement and continuation costs	621,605	—	—		621,605
Total expenses	65,225,815	10,748,384	282,496		76,256,695

Income (loss) income from operations	1,093,369	1,364,079	(282,496)		2,174,952
Other Income (Expense):
Interest Income/expense, net	(3,294,471)	(12,963)	(516,963	)(D)	(3,824,397)
Acquisition costs, net of gain	357,219				357,219
Derivative loss	(3,938,037)	—	—		(3,938,037)
Loss on extinguishment of debt	(77,400)	—	—		(77,400)
Other income	586,947	3,886	—		590,833
	(6,365,742)	(9,077)	(516,963)		(6,891,782)

Loss Before Income Taxes	(5,272,373)	1,355,002	(799,459)		(4,716,830)
Income Tax Expense	(231,636)	—	—		(231,636)
Net Loss	(5,504,009)	1,355,002	(799,459)		(4,948,466)
Net loss attributable to the noncontrolling ineterest	341,843	—	—		341,843
Net loss attributable to AdCare Health Systems	$(5,162,166)	$1,355,002	$(799,459)		$(4,606,623)

Net Loss Per Share, Basic:	$(0.62)				$(0.55)
Net Loss Per Share, Diluted:	$(0.62)				$(0.55)

Weighted Average Common Shares Outstanding,
Basic	8,387,347				8,387,347
Diluted	8,387,347				8,387,347

Unaudited Pro Forma Combined Statements of Operations

For the Year Ended December 31, 2010

	AdCare Health Systems, Inc. and Subsidiaries (A)	Facilities Acquired from Pinnacle Acquisition (B)	Proforma Adjustments		Proforma Combined

Revenues:
Patient care revenues	$51,143,381	$21,964,940	$—		$73,108,321
Management, consulting and development fee revenue	2,093,334	—	—		2,093,334
Total revenue	53,236,715	21,964,940	—		75,201,655

Expenses:
Payroll and related payroll costs	32,390,302	9,694,935	—		42,085,237
Other operating expenses	18,313,705	9,475,775	—		27,789,480
Lease expense	2,907,530	439,032	—		3,346,562
Depreciation and amortization	1,277,939	337,383	564,993	(C)	2,180,315
Salary retirement and continuation costs	—	—	—		—
Total expenses	54,889,476	19,947,125	564,993		75,401,594

Income (loss) income from operations	(1,652,761)	2,017,815	(564,993)		(199,939)
Other Income (Expense):
Interest expense, net	(2,354,560)	(39,825)	(1,033,926	)(D)	(3,428,311)
Gain/Loss on acquisition, net	2,446,483	—	—		2,446,483
Gain on disposal	—	750	—		750
Derivitive loss	(343,144)
Loss on extinguishment of debt	(228,203)	—	—		(228,203)
Other income	(25,027)	12,916	—		(12,111)
	(504,451)	(26,159)	(1,033,926)		(1,221,392)

Loss Before Income Taxes	(2,157,212)	1,991,656	(1,598,919)		(1,764,475)
Income Tax Expense	(42,567)	—	—		(42,567)
Net Loss	(2,199,779)	1,991,656	(1,598,919)		(1,807,042)
Net loss attributable to the noncontrolling ineterest	(543,842)	—	—		(543,842)
Net loss attributable to AdCare Health Systems	$(2,743,621)	$1,991,656	$(1,598,919)		$(2,350,884)

Net Loss Per Share, Basic:	$(0.40)				$(0.34)
Net Loss Per Share, Diluted:	$(0.40)				$(0.34)

Weighted Average Common Shares Outstanding,
Basic	6,879,651				6,879,651
Diluted	6,879,651				6,879,651

AdCare Health Systems, Inc.

1.              Notes to Unaudited Pro forma Combined Balance Sheet as of June 30, 2011

(A)      As reported in our Quarterly Report on Form 10-Q as of June 30, 2011.

(B)        Represents the unaudited balance sheet from the carve-out financial statements of the previous owner of the five acquired entities as of June 30, 2011.

(C)        Eliminates assets not acquired and liabilities not assumed in the acquisition.

(D)       Reflects the purchase price of the assets acquired and liabilities incurred by us in connection with the five acquired entities subsequent to June 30, 2011. The purchase price allocation is preliminary and is subject to change.

2.              Notes to Unaudited Pro forma Combined Statement of Operations for the Six Months Ended June 30, 2011.

(A)       Reflects the historical consolidated statement of operations for the six months ended June 30, 2011 as reported in our Quarterly Report on Form 10-Q.

(B)         Represents the unaudited historical statement of operations from the carve-out financial statements of the previous owner of the five entities purchased.

(C)         Increases depreciation and amortization expense as a result of the increase in the fair market value of the assets acquired. Depreciation and amortization expense is recognized using the straight-line method over an estimated useful life of 40 years for buildings and intangibles and 5 years for furniture and equipment.

(D)        Increases interest expense to reflect additional interest paid on higher loan balances than those of the previous owner.

3.              Notes to Unaudited Pro forma Combined Statement of Operations for the Year Ended December 31, 2010.

(A)       Reflects the historical consolidated statement of operations for the year ended December 31, 2010 as reported in our Annual Report on Form 10-K.

(B)        Represents the audited historical statement of operations from the carve-out financial statements of the previous owner of the five entities purchased.

(C)         Increases depreciation and amortization expense as a result of the increase in the fair market value of the assets acquired. Depreciation and amortization expense is recognized using the straight-line method over an estimated useful life of 40 years for buildings as and intangibles and 5 years for furniture and equipment.

(D)        Increases interest expense to reflect additional interest paid on higher loan balances than those of the previous owner.